Exhibit 10.1

FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT ("Amendment") is dated as of September 17, 2010, is effective as of October 1, 2010, and is made to the Employment Agreement, dated as of April 24, 2009 (the “Agreement”), by and between IEC ELECTRONICS CORP. (“IEC”) and W. BARRY GILBERT (“Executive”).

WHEREAS, Section 1.1 of the Agreement provides that Executive shall be employed as Chief Executive Officer of IEC until December 31, 2010, or such date as may be mutually agreed between the parties; and

WHEREAS, Executive’s leadership and services as Chief Executive Officer have constituted a major factor in the successful growth and development of IEC; and

WHEREAS, IEC desires to continue to employ and retain the unique experience, ability and services of Executive as Chief Executive Officer; and

WHEREAS, IEC also desires to continue to retain Executive’s services in an active and  ongoing advisory and consulting capacity following the cessation of the CEO term, and to prevent any other competitive business from securing his services and utilizing his experience, background and expertise; and

WHEREAS, the Board of Directors of IEC deems it appropriate and desirable to extend Executive’s term as Chief Executive Officer and to make certain other modifications to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the sufficiency of which is acknowledged, the parties agree as follows:

1.           Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Agreement.

2.           Amendments.

A.           Section 1.1 of the Agreement is deleted in its entirety and replaced with the following:

1.1.           CEO Term.  IEC agrees to employ Executive as CEO, and Executive agrees to be so employed by IEC pursuant to this Agreement for a period commencing on the date hereof (the “Effective Date”) and ending on December 31, 2013, or such date as may be mutually agreed between the parties unless earlier terminated as provided herein (the “CEO Term”).

B.           Section 2.1 of the Agreement is deleted in its entirety and replaced with the following:

2.1           CEO Salary.   As compensation for the performance of Executive’s services hereunder during the CEO Term, IEC shall pay to Executive a salary at an annual rate of Two Hundred Ninety-Six Thousand Eight Hundred Dollars ($296,800) payable in accordance with IEC’s standard payroll policies (the “Base Salary”).  Increases to the Base Salary shall be based upon the Board of Directors’ annual evaluation of Executive’s performance and compensation analysis.

C.           Section 3.1 of the Agreement is deleted in its entirety and replaced with the following:

3.1    Advisory Term. Immediately upon the expiration of the CEO Term, IEC shall employ Executive in an active and ongoing capacity as an Advisor to the Board of Directors, and Executive shall serve IEC for a period terminating on December 31, 2020 unless earlier terminated as provided herein (the “Advisory Term”).

D.           Section 4 of the Agreement is deleted in its entirety and replaced with the following:

4.           Compensation As An Advisor.  During the Advisory Term, Executive will receive compensation of Eighty-Nine Thousand Two Hundred Eighty-Six Dollars ($89,286) annually.  Increases to the Advisory Compensation shall be based upon the Board of Directors’ periodic evaluation of Executive’s performance.

E.           Section 8.3 of the Agreement is deleted in its entirety and replaced with the following:

8.3           Resignation From All Positions.  Upon the termination of Executive’s employment with IEC for any reason (other than the cessation of the CEO Term on December 31, 2013), Executive shall be deemed to have resigned, as of the date of such termination, from all positions he then holds as an officer, director, employee and member of the Board (and any committee thereof) and the board of directors (and any committee thereof) of any of IEC’s affiliates.

3.           Employment Agreement Ratified.   Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect, and this Amendment and all of its terms, provisions and conditions shall be deemed to be a part of the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

IEC ELECTRONICS CORP.

By:	/s/ Carl E. Sassano
Name: Carl E. Sassano
Title: Chair, Compensation Committee

/s/ W. Barry Gilbert

W. Barry Gilbert, Individually